Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

    and Stockholders

First Capital Bancorp, Inc.

Richmond, Virginia

We consent to the use in this Registration Statement on Form S-4 of Eastern Virginia Bankshares, Inc., of our report dated March 30, 2009, related to the audits of the consolidated financial statements of First Capital Bancorp, Inc. as of December 31, 2008 and 2007, and for each of the years then ended, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in this Form S-4.

CHERRY, BEKAERT & HOLLAND, L.L.P.

Richmond, Virginia

June 5, 2009